SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)May 3, 2012

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ODYSSEY PICTURES CORPORATION

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(Exact name of registrant as specified in its charter)

NEVADA 000-18954 95-4269048

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(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

2321 Coit Road, Suite E, Plano, Texas 75075

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(Address of principal executive offices) (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (972)-867-0055

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May3, 2012

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

As of April 1, 2012, the Company entered into a Secured Loan Transaction with Jack A. Turpin (“Turpin”) for the loan to the Company of $200,000.00 due with interest and fees September 30, 2012 consisting of the following agreements:

1. Promissory Note in the Amount of $200,000 due September 30, 2012 together with: 10% of the commissions earned from distribution of film rentals and licensing derived from all products the Company exploits and earns in the ordinary course of its operating business for 10 years from date. This revenue interest in commissions is payable within 30 days of receipt. Turpin is entitled to have paid against principal revenues collected pursuant to the Working Capital Loan Agreement as and when received. The minimum consideration for this loan is $40,000 in net revenues on or before September 30, 2012.

2. Special Purpose Working Capital Loan Agreement: provides for payment of 10% of the commissions earned from distribution of film rentals and licensing derived from all products the Company exploits and earns in the ordinary course of its operating business for 10 years from date. This revenue interest in commissions is payable within 30 days of receipt. Turpin is entitled to have paid against principal revenues collected pursuant to the Working Capital Loan Agreement as and when received. The minimum consideration for this loan is $40,000 in net revenues on or before September 30, 2012. In addition, it provides for the assignment of a security interest in certain properties owned by the Company including “Wide Blue Yonder” and “Gerbert”.

3. Common Stock Purchase Warrant giving Turpin the right to purchase four million shares of common stock of the Company at a price of $0.04 per share until April 15, 2017.

Section 2 – Financial Information

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

As of April 1, 2012, the Company entered into a Secured Loan Transaction with Jack A. Turpin (“Turpin”) for the loan to the Company of $200,000.00 due with interest and fees September 30, 2012 consisting of the following agreements:

1. Promissory Note in the Amount of $200,000 due September 30, 2012 together with: 10% of the commissions earned from distribution of film rentals and licensing derived from all products the Company exploits and earns in the ordinary course of its operating business for 10 years from date. This revenue interest in commissions is payable within 30 days of receipt. Turpin is entitled to have paid against principal revenues collected pursuant to the Working Capital Loan Agreement as and when received. The minimum consideration for this loan is $40,000 in net revenues on or before September 30, 2012.

2. Special Purpose Working Capital Loan Agreement: provides for payment of 10% of the commissions earned from distribution of film rentals and licensing derived from all products the Company exploits and earns in the ordinary course of its operating business for 10 years from date. This revenue interest in commissions is payable within 30 days of receipt. Turpin is entitled to have paid against principal revenues collected pursuant to the Working Capital Loan Agreement as and when received. The minimum consideration for this loan is $40,000 in net revenues on or before September 30, 2012. In addition, it provides for the assignment of a security interest in certain properties owned by the Company including “Wide Blue Yonder” and “Gerbert”..

3. Common Stock Purchase Warrant giving Turpin the right to purchase four million shares of common stock of the Company at a price of $0.04 per share until April 15, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2012

Odyssey Pictures Corporation

By: John Foster, President and CEO